Earnings Conference Call First Quarter 2018 April 27, 2018 – 9:00am CT Exhibit 99.2

2 Forward Looking Statements and Non-GAAP Measures We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties and risks. We caution everyone to be guided in their analysis of Dover Corporation by referring to the documents we file from time to time with the SEC, including our Form 10-K/A for 2017, for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our website, dovercorporation.com, where considerably more information can be found. This document contains non-GAAP financial information. Dover provides adjusted EPS excluding after- tax acquisition-related amortization. The Company believes reporting adjusted EPS on this basis better reflects its core operating results, offers more transparency and facilitates easier comparability with peer companies. Reconciliations of non-GAAP measures are included either in this presentation or Dover’s earnings release and investor supplement for the first quarter, which are available on our website. Guidance for 2018 revenue and adjusted EPS is presented on a pro forma basis, which excludes the 2018 operating results of Dover’s upstream energy businesses. These businesses (Apergy Corporation) will be spun off as a public company on May 9, 2018. 2

Q1 2018 Performance


Earnings Per Share
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Q1
Q2
Q3
Q4
2017
Q1
2018
Earnings per share
Adj. EPS*

* Excludes net gains on dispositions of $0.39 in Q1 2017, and $0.70 in Q4 2017, $0.32 net gain from enactment of Tax Cuts and Jobs Act in Q4 2017, $0.03 product recall reversal in Q4 2017, acquisition-related amortization costs of $0.22 in Q1 2017, $0.22 in Q2 2017, $0.21 in Q3 2017, $0.21 in Q4 2017 and $0.24 in Q1 2018. Apergy separation costs of $0.01 in Q3 2017, $0.05 in Q4 2017 and $0.06 in Q1 2018, Warn disposition related costs of $0.01 in Q3 2017 and $0.01 in Q4 2017, and rightsizing and other related costs of $0.25 in Q4 2017 and $0.02 in Q1 2018.

Quarterly Comments

- Revenue growth driven by Engineered Systems and Energy plus impact of FX; solid growth in U.S., Europe and China
- Strong growth in waste handling, digital printing, pumps, heat exchanger and upstream energy businesses and solid growth in the majority of our other industrial businesses, offsets tough comps in retail fueling and soft market conditions and tough comps in retail refrigeration
- Adjusted segment margin improvement driven by volume leverage
- Bookings growth reflects organic increases in Engineered Systems, Fluids and Energy
- Book-to-bill at 1.10

	Q1	Q1/Q1
Revenue	$1.9B	6%
EPS	$0.84	-23%
Adjusted EPS (a)	$1.16	26%
Bookings	$2.1B	4%
Segment margin	12.3%	-440 bps
Adj. seg. margin (b)	12.5%	70 bps
Organic Rev. (c)	4%	
Net Acq. Growth (d)	-2%	
Cash flow from Ops.	$35M	-55%
Adjusted FCF (e)	($3M)	-107%

(a) Excludes acquisition-related amortization costs of $0.24, Apergy separation costs of $0.06, and rightsizing and other related costs of $0.02
(b) Excludes rightsizing costs of $3M in Q1 2018 and a gain on disposition of $88M in Q1 2017
(c) Change in revenue from businesses owned over 12 months, excluding FX impact
(d) Change in revenue from acquisitions, less revenue from dispositions
(e) See Press Release for adjusted free cash flow reconciliation

3

DOVER

4 Revenue Q1 2018 Engineered Systems Fluids Refrigeration & Food Equip Energy Total Dover Organic 8% - -7% 17% 4% Acquisitions - 1% 1% - 1% Dispositions -8% - -1% - -3% Currency 6% 4% 2% 1% 4% Total 6% 5% -5% 18% 6% Note: Columns may not sum due to rounding

5 Engineered Systems  Organic revenue growth of 8% – Printing & Identification’s solid growth led by ongoing conversion to digital printing technology and solid marking & coding markets – Industrial’s growth is broad- based with particularly strong shipments of waste handling equipment  Adjusted margin reflects solid conversion on higher volume  Organic bookings growth is broad-based  Book-to-bill of 1.11 5 Q1 2018 Q1 2017 % Change % Organic Revenue(a) $647 $608 6% 8% Earnings $ 98 $174 -44% Margin 15.1% 28.7% NM Adj. Earnings * $ 99 $ 86 15% Adj. Margin * 15.3% 14.2% 110 bps Bookings(b) $720 $676 6% 8% Revenue by End-Market % of Q1 Revenue Q1/Q1 Growth Organic Growth Printing & Identification 44% 13% 4% Industrial 56% 2% 10% $ in millions (a) Revenue increased 6% overall, reflecting organic growth of 8% and a favorable 6% impact from FX, partially offset by a 8% impact from dispositions (b) Bookings growth of 6% reflects organic growth of 8%, acquisition growth of 1%, and a favorable 4% impact from FX, partially offset by a 7% impact from dispositions * Excludes $1M of rightsizing costs in Q1 2018 and an $88M gain on disposition in Q1 2017

6 Fluids  Organic revenue is flat – Pumps growth driven by industrial markets – Pharma markets remain very strong – Solid international retail fueling activity, offset by expected tough comps in US EMV activity and soft transport markets  Adjusted margin impacted by temporary inefficiencies related to factory consolidation and supply-chain disruptions  Bookings growth is broad- based  Book-to-bill at 1.13 6 $ in millions Revenue by End-Market % of Q1 Revenue Q1/Q1 Growth Organic Growth Fueling & Transport 58% 1% -3% Pumps 30% 12% 3% Hygienic & Pharma 12% 11% 8% Q1 2018 Q1 2018 % Change % Organic Revenue $553 $525 5% Flat Earnings $ 55 $ 53 4% Margin 9.9% 10.0% -10 bps Adj. Earnings * $ 56 $ 53 7% Adj. Margin * 10.2% 10.0% 20 bps Bookings $625 $566 11% 6% * Excludes $2M in rightsizing costs in Q1 2018

7 Refrigeration & Food Equipment  Organic revenue decline reflects tough comps and weak market conditions in retail refrigeration – Within Refrigeration, heat exchanger business performing well  Margin reflects reduced volume  Organic bookings decline primarily reflects soft retail refrigeration markets and order timing in can-shaping equipment  Book-to-bill at 1.10 7 $ in millions Revenue by End-Market % of Q1 Revenue Q1/Q1 Growth Organic Growth Refrigeration 82% -7% -8% Food Equipment 18% 3% -1% (a) Flat revenue reflects organic decline of 7% a favorable 2% impact from FX, and a neutral impact from net acquisitions (b) Bookings decline of 15% reflects an organic decline of 14% and a 3% impact from dispositions, partially offset by 2% benefit from FX Q1 2018 Q1 2017 % Change % Organic Revenue(a) $338 $356 -5% -7% Earnings $ 29 $34 -13% Margin 8.6% 9.4% -80 bps Bookings(b) $373 $439 -15% -14%

8 Energy  Strong organic revenue growth continues: – Drilling & Production driven by continued improvement in U.S. rig count and increased well completions – Automation driven by improved customer capex spending – Industrial winch business remains solid  Margin reflects solid conversion on higher volume  Bookings growth is broad- based  Book-to-bill at 1.03 8 $ in millions Q1 2018 Q1 2017 % Change % Organic Revenue $384 $324 18% 17% Earnings $ 55 $ 42 31% Margin 14.2% 12.9% 130 bps Bookings $396 $348 14% 13% Revenue by End-Market % of Q1 Revenue Q1/Q1 Growth Organic Growth Drilling & Production 70% 24% 23% Bearings & Compression 19% 3% 1% Automation 11% 16% 16%

9 Q1 2018 Overview 9 Q1 2018 Net Interest Expense $34 million Corporate Expense $42 million, includes separation costs of $12 million and rightsizing Effective Tax Rate (“ETR”) ETR was 22.6%, excluding discrete tax benefits Capex $58 million Share Repurchases 441K shares for $45 million

10 Updated FY 2018F Guidance - Pro forma - Excluding Apergy  Corporate expense: ≈ $129 million  Net interest expense: ≈ $125 million  Tax rate: ≈ 22%  Capital expenditures: ≈ 2.4% of revenue  Adj. free cash flow: ≈ 10% of revenue 2018 Engineered Systems Fluids Refrigeration & Food Equip Total Organic revenue 4% - 5% 4% - 5% 0% - 2% 3% - 4% Acquisitions - 1% 1% 1% Dispositions (5%) - (3%) (3%) Currency 4% 2% 1% 3% Total revenue 3% - 4% 7% - 8% (1%) - 1% 4% - 5% Adjusted EPS: $4.70 - $4.85* * Adjusted for acquisition-related amortization and rightsizing costs. See exhibit on page 13 of this presentation for a bridge from prior adjusted EPS guidance to current pro forma adjusted EPS guidance

12 Appendix

13  Updated Guide (including Apergy) - 2018F EPS Continuing Ops – GAAP: $4.82 - $4.97 – Add back 2018F rightsizing costs (1): 0.05 – Add back acquisition-related amortization (2): 0.95  Updated Guide (including Apergy) - 2018F Adjusted EPS – Continuing Ops: $5.82 - $5.97 – Less 2018F acquisition-related amortization related to Apergy (4): (0.23) – Less 2018F Apergy earnings: (0.94) (0.94) – Less 2018 Q1 2018 Apergy separation costs (5): (0.06) – Incremental 2018 share repurchases (6): 0.05 0.05  Updated Guide – Pro forma 2018F EPS Continuing Ops – GAAP: $3.87 – $4.02  Updated Guide – Pro forma 2018F Adjusted EPS Continuing Ops: $4.70 – $4.85 Updated Pro forma 2018F EPS guidance – Excluding Apergy (2) Includes acquisition-related intangible amortization and inventory step-up amortization totaling $149 million, on an after tax basis (5) Includes $0.06 or $12 million of Apergy-related separation costs (1) Includes $11 million of rightsizing and other costs Note: Columns may not sum due to rounding (6) Includes $0.05 benefit from incremental share repurchases not in previous guide GAAP Adjusted (4) Includes acquisition-related intangible amortization and inventory step-up amortization totaling $38 million, on an after tax basis (3) (3) Comparable to Dover’s prior adjusted EPS guidance provided 1/30/18 of $5.73 to $5.93 (7) (7) Does not include Q2 2018 Apergy separation costs estimated to be in the range of $33 to $35 million